SCHEDULE 14C INFORMATION

        Information Statement Pursuant to Section 14(c) of the Securities
                              Exchange Act of 1934

Check the appropriate box:

      |_|   Preliminary information statements

      |X|   Definitive information statements

      |_| Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))

                            Datametrics Corporation
                            -----------------------
                (Name of Registrant as Specified in Its Charter)

                Delaware                                   95-3545701
                --------                                   ----------
     (State or other jurisdiction of                   (I.R.S. Employer
       incorporation organization)                    Identification No.)

                   1717 Diplomacy Row, Orlando, Florida 32809
                   ------------------------------------------
                    (Address of Principal Executive Offices)

                                  407-251-4577
                                  ------------
                           (Issuer's telephone number)

Payment of Filing Fee (Check the appropriate box):

      |X|   No fee required.

      |_| Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

      I.    Title of each class of securities to which transaction applies:
            Common Stock

      II.   Aggregate number of securities to which transaction applies:

      III. Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

      IV.   Proposed maximum aggregate value of transaction:

                INFORMATION STATEMENT OF DATAMETRICS CORPORATION

                   1717 Diplomacy Row, Orlando, Florida 32809

      This Information Statement is being furnished to advise the stockholders of Datametrics Corporation, a Delaware corporation with principal offices at 1717 Diplomacy Row, Orlando, Florida 32809 (the "Company"), of actions taken without a meeting upon the written consent of the holders of a majority of the outstanding shares of the common stock of the Company. The Company's telephone number is 407-251-4577.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY.

I.    PROPOSED ACTIONS TO BE TAKEN

      In order to eliminate the costs and management time involved in holding a special meeting and in order to effect an amendment to the Certificate of Incorporation (the "Amendment") and to effect the Company's 2005 Stock Incentive Plan as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority in the interest of the voting capital stock of the Company. Accordingly, the stockholders will not be asked to take action on the Amendment at any future meeting. No dissenters' or appraisal rights under Delaware Law are afforded to the Company's stockholders as a result of the approval of the Amendment or the Incentive Stock Option Plan.

      This Information Statement is being provided pursuant to Rule 14C under the Securities Exchange Act of 1934, as amended requiring notice to be sent to the stockholders of the Company.

      The actions taken by means of the written consent consisted of the following:


      1. The stockholders approved an amendment to the Company's Certificate of Incorporation to decrease the number of authorized shares of the Company's common stock, $.01 par value, from 800,000,000 to 70,000,000 shares and to decrease the number of authorized shares of the Company's preferred stock, $.01 par value, from 40,000,000 to 5,000,000.

      2. The stockholders approved an amendment to the Company's Certificate of Incorporation to effect a stock combination through a reverse stock split pursuant to which every thirty (30) shares of outstanding common stock would be reclassified into one (1) share of common stock.

      3. The stockholders approved a Stock Incentive Plan, whereby employees, officers, directors, and certain consultants and independent contractors of the Company may acquire the Common Shares of the Company pursuant to grants of stock awards, including incentive stock options.

      For more information on the actions approved by the stockholders, see "Actions Taken Pursuant to the Written Consent" below. These actions were approved by holders of a majority of the common stock outstanding on December 28, 2005 (the "Record Date") and their written consent shall be effective 20 days after proper notice of these actions has been delivered to all nonconsenting stockholders.

      The Company is sending this Information Statement to all stockholders of record as of the Record Date (the "Record Shareholders") and we will begin mailing these materials on or about March 6, 2006. The effective date for these corporate actions will be 20 days after mailing of the materials.

      WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

      REORGANIZATION OF THE COMPANY

      The Shareholder actions referenced herein were proposed in the context of the ongoing reorganization and refinancing of the Company. Additionally, the Company has engaged in the following transactions pursuant to its reorganization and refinancing:

      1. Sale of Real Estate. On November 4, 2005, the Company closed on the sale of its headquarters building located at 1717 Diplomacy Row, Orlando Florida to SG DMTI LLC ("SG DMTI") for gross proceeds of $1,500,000. The net proceeds of the sale, after satisfaction of mortgage, taxes, liens, and other obligations of the Company were approximately $117,000.

      2. Acquisition of Lease. Concurrent with the closing of the sale of the property, the Company and SG DMTI entered into a five-year triple-net lease for rent in amount of $150,000 per year. The lease also has an additional five-year renewal option.

      3. Bridge Note. On November 7, 2005, the Company received a $200,000 short-term loan from SG DMTI (the "Bridge Note"). The Bridge Note was evidenced by a promissory note secured by substantially all of the Company's assets. The note accrued interest at a rate of ten percent (10%) per annum and matured on December 30, 2005 pursuant to an amendment to extend the original December 7, 2005 maturity date.

      4. Secured Note. On December 30, 2005, the Company also issued SG DMTI Capital LLC ("SG Capital") a secured promissory note in the principal amount of $500,000 (the "Secured Note"). The Secured Note accrues interest at a rate of ten (10%) percent per annum and matures on December 31, 2006. Accrued interest on the Secured Note shall be paid quarterly commencing March 31, 2006. The Secured Note is secured by a first priority lien on all of the Company's assets, which lien was placed on the Company's assets at the time of issuance of the Bridge Note. The Company used the proceeds of the Secured Note to (i) repay the Bridge Note and all accrued interest thereon, (ii) pay interest on the Notes exchanged for the Series B Preferred Stock (see Subsection 6, below), (iii) pay for certain expenses incurred in connection with the transactions with SG DMTI and SG Capital and (iv) for general working capital.

      5. Conversion of DMTR LLC Debt and Series A Cumulative Convertible Redeemable Preferred Stock. On December 30, 2005, the Company converted certain debt and all of its outstanding shares of Series A Cumulative Convertible Redeemable Preferred Stock (the "Series A Preferred Stock") into common stock of the Company (the "Restructuring") as follows:

            a. Pursuant to a Loan Termination and Conversion Agreement between the Company and DMTR, LLC ("DMTR"), DMTR agreed to convert debt owed to DMTR by the Company (which debt consisted of an aggregate principal amount of $2,900,000 and accrued, but unpaid interest on the unpaid principal amount) (the "DMTR Loan") into 244,736,145 shares of common stock of the Company. DMTR also agreed to terminate its security interest in the Company's assets that it held as security for the DMTR loan. The 244,736,145 shares do not give effect to the proposed one (1) for thirty (30) reverse stock-split as described below (the "Reverse Stock Split").

            b. The Company and the holders of the Company's issued and outstanding 892,652 shares of Series A Preferred Stock, representing all of the issued and outstanding shares of Series A Preferred Stock of the Company, converted such shares into 48,947,229 shares of common stock of the Company, before giving effect to the Reverse Stock Split.

      6. Series B Preferred Stock and Warrant Purchase Agreement and Secured Loan. On December 30, 2005 the Company entered into a Series B Preferred Stock and Warrant Purchase Agreement (the "Purchase Agreement") with SG Capital pursuant to which SG Capital purchased 500,000 shares of the Company's Series B Preferred Stock and has the right to purchase an additional 500,000 shares of Series B Preferred Stock at a price of $1.00 per share. On December 30, 2005, the Company issued SG Capital 500,000 shares of Series B Preferred Stock in exchange for the cancellation of an aggregate of $499,563 in principal and $467 in accrued interest on certain promissory notes (the "Notes") issued by the Company and held by SG Capital. The obligation of SG Capital to purchase additional shares of Series B Preferred Stock is contingent upon the satisfaction of certain conditions, including that:

            a. the Company shall be current and shall have timely filed with the SEC reports, schedules, registration statements and definitive proxy statements that the Company is required to file with the SEC; and

            b. the Company shall have been in compliance with a budget in accordance with the Purchase Agreement for at least 6 months.

      Upon satisfaction of the aforementioned conditions, the Company will have the right to request SG Capital to purchase an additional 125,000 shares of Series B Preferred Stock for $125,000 for each quarter in which the Company's quarterly revenues for the fiscal quarter immediately preceding it are of at least $1,500,000, and/or the Company's average quarterly revenues for the two fiscal quarters immediately preceding it are of at least $1,500,000. In the event that the Company should not meet the $1,500,000 threshold in any fiscal quarter, but the average quarterly revenues of this quarter and the fiscal quarter immediately following it are of at least $1,500,000, then the Company will have the right to request SG Capital to purchase an additional 250,000 shares of Series B Preferred Stock for $250,000.

      The holders of Series B Preferred Stock shall be entitled to receive, before any dividend shall be declared and paid upon or set aside for any other capital stock, dividends payable in cash or common stock of the Company, at the option of the Company, at the rate per annum per share equal to four percent (4%) of the purchase price. As of February 28, 2006, 500,000 shares of Series B Preferred Stock have been sold for an aggregate purchase price of $500,000. Dividends shall accrue and be cumulative. The Series B Preferred Stock is not convertible into common stock and has a liquidation preference of $1.50 per share in the event of a liquidation of the Company.

      Pursuant to the Purchase Agreement, the Company issued SG Capital a warrant (the "Warrant") to purchase an aggregate of 386,314,860 shares of the Company's common stock (the "Warrant Shares"). Such amount represents 50% of the issued and outstanding shares of common stock of the Company on a fully diluted basis (including 60,000,000 shares of common stock issuable under the Company's 2005 Stock Incentive Plan, none of which have been granted to date), before giving effect to the Reverse Stock Split. The Warrant is exercisable immediately for a period of ten (10) years at an exercise price of $.01 per share, and is subject to adjustments for, among other things, anti-dilution protection.

      In connection with the Purchase Agreement, the Company and SG Capital also entered into a registration rights agreement whereby SG Capital has the right to require the Company to register the Warrant Shares at the Company's expense.

      As a result of the loan conversion, DMTR now owns 75.21% of the issued and outstanding common stock of the Company. Such percentage ownership does not give effect to the Warrant Shares issuable under the Warrant or any shares issuable by the Company under the 2005 Stock Incentive Plan.. In the event that the Warrant were exercised in full, DMTR's percentage ownership of the issued and outstanding shares of common stock of the Company would be reduced to 34.44%, without giving effect to any shares issuable under the Company's 2005 Stock Incentive Plan (as further described below). In the event that SG Capital exercised the Warrant in full, the Warrant would represent 54.20% of the issued and outstanding shares of the Company as of December 30, 2005, without giving effect to any shares issuable by the Company under the 2005 Stock Incentive Plan.

      SG Capital (the holder of the Secured Note and the purchaser of the Series B Preferred Stock and the Warrant) and SG DMTI are Delaware limited liability companies formed in 2005 in connection with the reorganization and refinancing of the Company. Philip P. Sassower and Andrea Goren are the managing members of SG Phoenix Ventures LLC, which is the managing member of both SG Capital and SG DMTI.

II.   ACTIONS TAKEN PURSUANT TO THE WRITTEN CONSENT

      1. Decrease in Authorized Capital Stock. Stockholders of record as of the close of business on December 28, 2005 owning a majority of the Company's voting securities entitled to vote on the proposed actions to be taken by the Company (including the issued and outstanding shares of common stock and Series A Preferred Stock (voting on an "as-converted basis") voting together as a single class), approved, adopted and ratified an amendment to the Certificate of Incorporation (the "Amendment") as described below. Of the 32,631,486 shares of common stock issued and outstanding on that date, stockholders owning 18,587,477 shares, or 56.96% of the outstanding common stock, voted to approve the Amendment. Of the 892,652 shares of Preferred Series A Stock issued and outstanding on that date, 499,998 shares, or 8,333,300 of the 14,877,533 shares voting on an "as-converted basis" (56.01% of the outstanding Preferred Series A Stock), voted to approve the Amendment. In the aggregate, shareholders of 26,920,777 shares of capital stock (56.66% of the 47,509,019 shares of voting securities entitled to vote on the proposed action) consented to the Amendment. The amendment to the Certificate of Incorporation to decrease the authorized capital stock is described as follows:

      The Board of Directors unanimously adopted a resolution declaring it advisable to amend the Company's Certificate of Incorporation to decrease the number of authorized shares of common stock and preferred stock. The amendment decreases the number of authorized shares of common stock from 800,000,000 to 70,000,000 shares and the number of authorized shares of preferred stock from 14,000,000 to 5,000,000 shares. As a result of the Restructuring, there are currently 326,314,860 shares of common stock issued and outstanding, no shares of Series A Preferred Stock outstanding (the 892,652 shares of Series A Preferred Stock were converted by the shareholders into 48,947,229 shares of common stock), and 500,000 shares of Series B Preferred Stock outstanding (owned entirely by SG Capital). Taking into account the Warrant owned by SG Capital, and the 2005 Stock Incentive Plan, there are 772,629,720 shares of common stock issued and outstanding on a fully diluted basis without giving effect to the Reverse Stock Split. The Certificate of Incorporation authorizes the Board of Directors to adopt by resolution, without further stockholder action, the terms, designations and preferences of the preferred stock.

      Following the effectiveness of the decrease in the number of authorized shares of common stock and the Reverse Stock Split; the Company will have 10,877,162 shares of Common Stock issued and outstanding, without giving effect to the Stock Incentive Plan. Giving effect to the Stock Incentive Plan will add an additional 2,000,000 shares of Common Stock, for total of 12,877,162 shares issued and outstanding. Conversion of the Warrant for 12,877,162 shares of common stock would create 25,754,324 shares of common stock of the Company issued and outstanding on a fully diluted basis, post-Reverse Stock Split.

            [The remainder of this page is intentionally left blank]

      The following table illustrates the changes in the Company's capitalization pre and post Reverse Stock Split. The capitalization pre Reverse Stock Split gives effect to the Restructuring and the issuance of the Warrant effective December 30, 2005.

------------------------ --------------------------------------- --------------------------------------------
                                Pre Reverse Stock Split                   Post Reverse Stock Split
                           (800,000,000 authorized shares of       (70,000,000 authorized shares of Common
                             Common Stock, $.01 per share)                 Stock, $.01 per share)
------------------------ --------------------------------------- --------------------------------------------
Total Shares of Common
Stock Issued and                      326,314,860                                10,877,162
Outstanding
------------------------ --------------------------------------- --------------------------------------------
Stock Incentive Plan
- Shares Reserved for                60,000,000 (1)                             2,000,000 (1)
Issuance
------------------------ --------------------------------------- --------------------------------------------
SG DMTI Capital, LLC
Warrant - Shares                    386,314,860 (2)                            12,877,162 (2)
Reserved for Issuance
------------------------ --------------------------------------- --------------------------------------------
Total Fully Diluted
Shares of Common Stock                772,629,720                                25,754,324
------------------------ --------------------------------------- --------------------------------------------
Authorized and
Unissued Shares of                     27,370,280                                44,245,676
Common Stock not
Reserved for Issuance
------------------------ --------------------------------------- --------------------------------------------

Notes:

      (1) Represents total shares of common stock reserved for issuance under the Stock Incentive Plan

      (2)   Assumes full exercise of the Warrant.

      While the Board of Directors has not made any other specific arrangements which contemplate the issuance of additional shares of common stock or preferred stock, the Board deems it advisable to authorize for issuance a sufficient number of shares of common stock and preferred stock for proper corporate purposes and to enable the Company to take advantage of favorable opportunities which may arise in the future, including the raising of additional capital. At such time as the Company determines to issue additional shares of common stock or preferred stock, the purpose of such issuance and the nature of any consideration that may be received therefor will be determined without further authorization or action by stockholders. The issuance of any additional shares of common stock or preferred stock may result in a dilution of the voting power of holders of outstanding shares of common stock and their equity interest in the Company. Holders of common stock do not have pre-emptive rights.

      The proposed decrease in the number of shares of the Company's authorized common stock and preferred stock was effectuated by the approval and adoption by the Company's stockholders of the following resolution amending the Company's Certificate of Incorporation:

            RESOLVED, that the Company's Certificate of Incorporation be amended by deleting the first paragraph of Article IV of the Certificate of Incorporation of the Company in its entirety and substituting in lieu thereof the following:

            FOURTH: The total number of shares of capital stock which the corporation shall have the authority to issue is 75,000,000 of which 5,000,000 shall be Preferred Stock, par value $0.01 per share, and 70,000,000 shall be Common Stock, par value $0.01 per share."

      2. Reverse Stock Split. The Amendment additionally effected the Reverse Stock Split as hereinafter described:

      The Company is to effect a stock combination (reverse stock split) pursuant to which every thirty (30) shares of outstanding common stock would be reclassified into one (1) share of common stock. The Company will use its best efforts to have the Reverse Stock Split consummated by February 15, 2006. Pursuant to the reverse split, each thirty (30) of the Company's outstanding shares of common stock owned by a stockholder (referred to as "Old Shares") will be reclassified into one (1) share of Common Stock (referred to as "New Shares"). The number of Old Shares for which each New Share is to be exchanged is referred to as the "exchange number." The reverse split will be effected simultaneously for all common stock and the exchange number will be the same for all common stock. Upon effectiveness of the reverse split, each option for common stock will entitle the holder to acquire a number of shares equal to the number of shares which the holder was entitled to acquire prior to the reverse split divided by the exchange number at the exercise price in effect immediately prior to the reverse split multiplied by the exchange number.

      The principal purpose of the Reverse Stock Split, in conjunction with its decrease in the number of shares of authorized common stock, is to reduce the Company's Delaware Franchise Tax burden, which is in part determined by the number of shares of authorized common stock of the Company. The Company currently has no foreseeable business use for such a large number of shares of authorized common stock, but would consider increasing its number of shares of authorized Common Stock should the need arise. The Reverse Stock Split is not a first step in a "going-private" transaction.

      Between December 15, 2005 and January 24, 2006, common stock of the Company traded between $.015 per share and $.03 per share on the "pink sheets," with an average price of $.0175 per share and average daily volume of 5,892 shares. The Reverse Stock Split will reduce the number of shares of common stock outstanding and aggregate stated capital while not otherwise changing the Company's assets and liabilities, and therefore may have the secondary effect of increasing the per share market price of the Company's common stock. However, the effect of the Reverse Stock Split upon the market price for the Company's common stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per New Share of common stock after the reverse split will rise in proportion to the reduction in the number of Old Shares of common stock outstanding resulting from the reverse split. There can be no assurance that the market price per New Share will ever exceed the $4.00 minimum bid price as required by the NASDAQ Small Cap Market, or otherwise meet the requirements of NASDAQ for inclusion for trading on NASDAQ Small Cap Market, including the minimum public float requirement. The market price of the Company's common stock may also be based on its performance and other factors, some of which may be unrelated to the number of shares outstanding.

                          SUMMARY OF THE REVERSE SPLIT

      The following discussion sets forth questions that a stockholder may have with respect to the reverse split.

What effect will the reverse split have on a stockholder?

      Each stockholder will receive one (1) New Share for each thirty (30) Old Shares that he owns. No fractional shares will be issued.

Is a stockholder entitled to dissent from the reverse split?

      No. Under the Delaware General Corporation Law, the Company's stockholders are not entitled to dissenter's rights with respect to the proposed amendment to the Company's charter to effect the reverse split and the Company will not independently provide stockholders with any such right.

What are the federal income tax consequences of the reverse split?

      The Company expects that its stockholders generally will not recognize tax gain or loss as a result of the reverse split. However, the tax consequences to each stockholder will depend on his particular situation.

What vote was required to approve the reverse split?

      The affirmative vote of a majority of all Old Shares (including the shares of common stock issuable to the holders of the Series A Preferred Stock on an "as-converted basis", voting together with the Old Shares) outstanding on the record date was required to approve the amendment of the Certificate of Incorporation to effect the reverse split.

      The reverse split will affect all stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the reverse split results in any of the Company's stockholders owning a fractional share. The Company will not issue fractional shares on account of the reverse split, and any fraction of ..50 or greater shall entitle the holder to one share of common stock and any fraction of less than .50 shall be deemed cancelled.

      The principal effect of the reverse split will be that (i) the number of shares of common stock issued and outstanding will be reduced and (ii) all outstanding options entitling the holders thereof to purchase shares of common stock will enable such holders to purchase, upon exercise of their options, one-thirtieth of the number of shares of common stock which such holders would have been able to purchase upon exercise of their options immediately preceding the reverse split at an exercise price equal to thirty times the exercise price specified before the reverse split, resulting in the same aggregate price being required to be paid therefor upon exercise thereof immediately preceding the reverse split.

      The reverse split will not affect the par value of the Company's common stock. As a result, on the effective date of the reverse split, the stated capital on the Company's balance sheet attributable to the common stock will be reduced to 1/30th of its present amount, and the additional paid-in capital account shall be increased with the amount by which the stated capital is reduced. The per share net income or loss and net book value of the Company's common stock will be increased because there will be fewer shares of common stock outstanding.

      The reverse split will not change the proportionate equity interests of stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to the treatment of fractional shares as described above. The common stock issued pursuant to the reverse split will remain fully paid and non-assessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

      Upon effectiveness of the reverse split, the number of authorized shares of common stock that are not issued or outstanding or reserved for issuance will decrease.

Certain effects of the reverse split

      Stockholders should recognize that upon completion of the reverse split they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the certificate of amendment divided by thirty). While the Company expects that the reverse split will result in an increase in the market price of the Company's common stock, there can be no assurance that the reverse split will increase the market price of the Company's common stock by a multiple equal to the exchange number or result in the permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Company's common stock decline, the percentage decline as an absolute number and as a percentage of the Company's overall market capitalization may be greater than would pertain in the absence of a reverse split. Furthermore, the possibility exists that liquidity in the market price of the Company's common stock could be adversely affected by the reduced number of shares that would be outstanding after the reverse split. In addition, the reverse split will increase the number of stockholders of the Company who own odd lots (fewer than 100 shares). Stockholders who hold odd lots typically will experience an increase in the cost of selling their shares, as well as possible greater difficulty in effecting such sales. Consequently, there can be no assurance that the reverse split will achieve the desired results that have been outlined above.

      The Company will promptly file a Certificate of Amendment with the Secretary of State of the State of Delaware. The reverse split will become effective on the date of filing the Certificate of Amendment, which we will refer to as the "effective date." Beginning on the effective date, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

      As soon as practicable after the effective date, stockholders will be notified that the reverse split has been effected. The Company's transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the exchange agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Company. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent. Stockholders should not destroy any stock certificate and should not submit any certificates until requested to do so.

Anti-takeover Effect

      The structure of SG DMTI's investment effectively prevents any takeover of the Company without SG DMTI's consent. Pursuant to the restructuring of the Company in December 2005, SG DMTI was granted a Warrant to purchase 50% of the then outstanding shares of the Company's common stock for deminimus consideration (12,877,162 shares of common stock after giving effect to the Reverse Stock Split) on a fully diluted basis and SG DMTI purchased 500,000 shares of Series B Preferred Stock. In the event that a third party attempted to purchase a substantial number of shares of the common stock of the Company, SG DMTI could exercise the Warrant. In addition, pursuant to the Certificate of Designations, Preferences, and Rights of Series B Preferred Stock of the Company, the consent of the holders of a majority of the outstanding Series B Preferred Stock is required for the Company to take certain corporate action, including, but not limited to, (i) the issuance of any security ranking senior, equal or junior to the Series B Preferred stock regarding the right of redemption, liquidation, voting or dividends, (ii) the removal or any corporate officer and (iii) the merger or consolidation of the Company, or the sale of any part of its assets. The holders of the Series B Preferred, voting as a class, also have the right to appoint two members to the Board of Directors.

      Furthermore, the Company will reduce its authorized shares of common stock (from 800,000,000 to 70,000,000) by an approximate factor of ten, but the Reverse Stock Split reduces the number of issued and outstanding shares of common stock by a factor of thirty. Following the Reverse Stock Split, the Company will have 44,245,676 authorized and unissued shares of common stock not reserved for issuance (63% of the total authorized shares), compared to 27,370,280 shares of common stock prior to the Reverse Stock Split (3.4% of the total authorized shares).The Company will, therefore, have additional shares of common stock which management might use to resist or frustrate a third-party transaction providing an above-market premium that is favored by a majority of the independent stockholders.

      The Company's ability to issue preferred stock may also diminish the rights of the common stockholders and be used as an anti-takeover device. The certificate of incorporation authorizes the Company's board of directors to issue up to 5,000,000 shares of preferred stock without approval from our stockholders. The Company has authorized 1,000,000 shares of preferred stock as Series B Preferred Stock, of which 500,000 has been issued. If you purchase our common stock, this means that the board of directors has the right, without your approval as a common stockholder, to fix the relative rights and preferences of the preferred stock. This would affect your rights as a common stockholder regarding, among other things, dividends and liquidation. The Company could also use the preferred stock to deter or delay a change in control of the Company that may be opposed by our management even if the transaction might be favorable to you as a common stockholder.

      There are no other anti-takeover mechanisms present in the governing documents or otherwise, and there are no plans or proposals to adopt other provisions or to enter into other arrangements that may have material anti-takeover consequences.

Fractional shares

      The Company will not issue fractional certificates for New Shares in connection with the Reverse Stock Split. Any shareholder left with any fractional share of common stock after the Reverse Stock Split may round the fractional share up to the nearest whole number of shares and will be entitled to the rounded number of shares. As of February 6, 2006 there were 708 record shareholders of the Company. As shareholders are entitled to round up their post-Reverse Stock Split fractional shares, the Company does not anticipate the number of record holders of common stock of the Company to change due to the Reverse Stock Split.

The Reverse Split Resolutions

      The proposed Reverse Stock Split and the decision not to issue fractional shares that may result from the reverse split was effected by the approval and adoption by the Company's stockholders of the following resolution amending the certificate of Incorporation:

            FURTHER RESOLVED, that upon the filing of the Amendment, (the "Effective Date"), a one (1) for thirty (30) reverse stock split, (the "Reverse Stock Split"), as to all outstanding shares of Common Stock of the Corporation shall be effective as to holders of record of shares of Common Stock on the filing of the Amendment; and it is

            FURTHER RESOLVED, that, if as a result of the Reverse Stock Split, a stockholder should hold a fractional share, such fractional share shall be converted to one (1) full share

      3. 2005 Stock Incentive Plan. Stockholders of record as of the close of business on December 28, 2005 owning a majority of the Company's common stock, and a majority of the Company's Series A Preferred Stock voting together with the holders of the Company's common stock on an "as converted basis," approved, adopted and ratified the 2005 Stock Incentive Plan (the "Stock Incentive Plan" or the "Plan") as set forth and described below. Holders of capital stock of the Company consented to the Plan in identical proportions as approved the Amendment. Effective December 28, 2005, the Stock Incentive Plan provides for the grant of: (i) qualified or non-qualified stock options and incentive stock options (within the meaning of Section 422 of the Code) (collectively "Stock Options"; (ii) stock appreciation rights ("SARs"); (iii) stock and restricted stock (collectively a "Stock Award"); and (iv) cash or cash units (a "Cash Award"). The maximum number of shares of post-Reverse Stock Split common stock that may be issued in connection with awards under the Stock Incentive Plan is 2,000,000 (60,000,000 pre-Reverse Stock Split).

      A summary of the significant provisions of the Plan is set forth below. A copy of the full Plan is annexed as Exhibit A to this Information Statement. The following description of the Plan is qualified in its entirety by reference to the Plan itself.

      The purpose of the Plan is to, among other things, further the long-term stability, continuing growth and financial success of the Company by attracting and retaining key employees, directors and selected advisors through the use of stock incentives, while stimulating the efforts of these individuals upon whose judgment and interest the Company is and will be largely dependent for the successful conduct of its business. The Company believes that the Plan will strengthen these persons' desire to remain with the Company and will further the identification of those persons' interests with those of the Company's shareholders.

      The Plan shall be administered by the Board of Directors (or the Compensation Committee of the Board of Directors, should one be appointed) (the "Board"). The membership of the Committee, if appointed, shall be constituted so as to comply at all times with the then applicable requirements under the Exchange Act and Section 162(m) of the Internal Revenue Code.

      All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company's securities. The Board of Directors (or a committee thereof) will select those to receive grants under the Plan in such manner as it determines.

      The purchase price or the manner in which the purchase price is to be determined for Stock Options granted under the Plan shall be determined by the Board and set forth in the Agreement; provided, however, that the purchase price per Share under each Incentive Stock Award (defined herein as an Award satisfying the requirements of Section 422 of the Code and designated by the Board as an Incentive Stock Award) shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Award is granted (110% in the case of an Incentive Stock Award granted to a Ten-Percent Stockholder). Notwithstanding the foregoing, the purchase price per Share under each Nonqualified Stock Award may be less than the Fair Market Value of a Share on the date the Nonqualified Stock Award is granted, at the discretion of the Board, subject to the provisions of the Code and the federal securities laws.

      The Board may determine the number of shares that may be awarded to a participant as restricted stock and the provisions relating to risk of forfeiture and may determine that the restricted stock is only earned upon the satisfaction of performance goals established by the Board. The Board shall also determine the nature, length and starting date of any performance period and the terms thereof. The maximum number of shares that may be granted to any participant may not exceed 20% of the total shares subject to the Plan.

      As of the date of this information statement no options or restricted stock have been granted under the Plan.

U.S. Federal Income Tax Consequences

      The rules governing the U.S. federal tax treatment of stock options, restricted stock and shares acquired upon the exercise of stock options are quite technical. Therefore, the description of U.S. federal income tax consequences set forth below is necessarily general in nature and does not purport to be complete. Moreover, the statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. In particular, the "American Jobs Creation Act of 2004" imposed new rules concerning the taxation of various deferred compensation arrangements. It is not clear whether, and to what extent, these new rules apply to awards under the Plan. Although the Company does not believe that awards under the Plan are affected by the new rules, there can be no assurance to that effect until adequate guidance is forthcoming from the U.S. Treasury Department. Finally, the tax consequences under applicable state, local and foreign income tax laws may not be the same as under the U.S. federal income tax laws.

      STOCK OPTION. A Stock Option represents a right to purchase a specified number of Shares during a specified period at a price per Share. A Stock Option may be in the form of an incentive stock option or in another form that may or may not qualify for favorable federal income tax treatment. The Shares covered by a stock option may be purchased by means of a cash payment or such other means as the Board may from time-to-time permit, including (i) tendering (either actually or by attestation) Shares valued using the market price at the time of exercise, (ii) authorizing a third party to sells Shares (or a sufficient portion thereof) acquired upon exercise of a Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; (iii) by converting Shares subject to options granted hereunder having a value equal to the exercise price of the Options being exercised on such terms and conditions as the Board determines; or (iv) any combination of the above.

      STOCK APPRECIATION RIGHT. A SAR is a right to receive a payment in cash, Shares or a combination, equal to the excess of the aggregate market price at time of exercise of a specified number of Shares over the aggregate exercise price of the stock appreciation right being exercised. The longest term a stock appreciation right may be outstanding shall be ten years. Such exercise price shall be based on one hundred percent (100%) of the per Share amount stipulated by Section 2(c) of Exhibit A.

      STOCK AWARD. A Stock Award is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future. Except in cases of certain terminations of employment or an extraordinary event, each stock award shall be earned and vest over at least three years and shall be governed by such conditions, restrictions and contingencies as the Board shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such Awards shall consist of: operating profits (including EBITDA), net profits, earnings per Share, profit returns and margins, revenues, shareholder return and/or value, stock price and working capital. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement shall exclude: gains or looses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial performance appearing in the Company's annual report to shareholders for the applicable year.

      CASH AWARD. A Cash Award is a right denominated in cash or cash units to receive a cash payment, based on the attainment of pre-established performance goals and, subject to a vesting period and such other conditions, restrictions, and contingencies as the Board shall determine.

      The proposed decrease in the number of shares of the Company's authorized common stock and preferred stock was effected by the approval and adoption by the Company's stockholders of the following resolution:

      FURTHER RESOLVED, that the Corporation be, and it hereby is, authorized to adopt the 2005 Stock Incentive Plan, substantially in the form attached hereto as Exhibit A;

III. PRINCIPAL SHAREHOLDERS AND SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth, as of February 10, 2006, the number and percentage of shares of the Company's common stock owned beneficially, by class and on a combined basis, by (i) each current director, (ii) each executive officer, (iii) all executive officers and directors as a group, and (iv) each person who is known by us to own beneficially more than 5% of our common stock. Except as otherwise indicated, the beneficial owners listed in the table have sole voting and investment powers with respect to the shares. The number of shares beneficially owned by the shareholders listed below does not give effect to the approved one (1) for thirty (30) reverse split.

         Name and Address of                     Number of Shares           Percentage of Shares
         Beneficial Owner                        Beneficially Owned         Beneficially Owned
         ----------------                        ------------------         ------------------
         SG DMTI Capital LLC                         386,314,860                 54.2 (1)
         DMTR, LLC                                   245,436,145                 75.2
         Daniel Bertram (2)                            2,303,220                  0.7
         Bruce Galloway (2)(3)                         1,879,928                  0.5
         Gary Herman (2)(4)                            1,320,000                  0.3
         Ed Kroning (2)(5)                               256,048                  0.1
         Rafik Moursalien (2)                                  0                    0
         Thomas Leonardis (2)                                  0                    0
         All Executive Officers &
         Directors as a Group                          5,759,196                  1.6

      Notes:

(1) Giving effect to the Warrant for 386,314,860 shares, the shareholder would own 54.2% of the common stock of the Company. SG Phoenix Ventures LLC is the managing member of SG DMTI Capital LLC. SG Phoenix Ventures LLC disclaims beneficial ownership of such securities beneficially owned by SG DMTI Capital LLC. Philip P. Sassower and Andrea Goren are managing members of SG Phoenix Ventures LLC, and each are members of DMTR, owning one-seventh of the membership interests of DMTR Messrs. Sassower and Goren disclaim beneficial ownership of such securities beneficially owned by SG DMTI Capital LLC and DMTR.

(2) The addresses of each of these persons is c/o Datametrics Corporation, 1717 Diplomacy Row, Orlando, Florida 32809.

(3) Mr. Galloway is the managing member of DMTR. Mr. Galloway disclaims beneficial ownership of the shares owned by DMTR. His ownership includes 1,634,928 shares he owns directly and 245,000 shares of common stock over which Mr. Galloway has indirect beneficial ownership.

(4) Includes 120,000 shares of common stock issued to Digital Creative Development Corporation, of which Mr. Herman is Chairman and Chief Executive Officer.

(5)   Includes 14,592 shares of common stock jointly owned with Karen Kroning.


 WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.


                                              BY ORDER OF THE BOARD OF DIRECTORS

                                              /s/ Daniel Bertram
                                              -------------------------
                                              Daniel Bertram, President

Orlando, Florida
February 28, 2006

                                    EXHIBIT A

                            2005 STOCK INCENTIVE PLAN

1.    THE PLAN

      a) Purpose. This DataMetrics Corporation 2005 Stock Incentive Plan (the"Plan") is intended to benefit the stockholders of DataMetrics Corporation (the "Company") by providing a means to attract, retain and reward individuals who can and do contribute to the longer-term financial success of the Company. Further, the recipients of stock-based awards under the Plan should identify their success with that of the company's shareholders and therefore will be encouraged to increase their proprietary interest in the Company.

      b) Effective Date. To serve this purpose, the Plan will become effective upon its approval by the affirmative vote of a majority of the Company's directors provided the Plan is approved by the affirmative vote of a majority of the Company's outstanding shares of voting securities within twelve (12) months after such approval by the Board of Director (the "Board").

2.    ADMINISTRATION

      a) Committee. The Plan shall be administered by a Committee, appointed by the Board which shall consist of no less than two of its members, all of whom shall not be employees of the Company (the "Committee") or by the Board; provided, however, that from time to time the Board may assume, at its sole discretion, administration of the Plan. Except with regard to awards to employees subject to Section 16 of the Securities Exchange Act of 1934, the Committee may delegate certain responsibilities and powers to any executive officer or officers selected by it. Any such delegation may be revoked by the Committee at any time.

      b) Powers and Authority. The Committee's powers and authority include, but are not limited to: selecting individuals, who are either employees of the Company and any subsidiary of the Company or other entity in which the Company has a significant equity or other interest as determined by the Committee, non-employee members of the Board or independent consultants or other persons who perform services for or on behalf of the Company, to receive awards ("Awards"); determining the types and terms and conditions of all Awards granted, including performance and other earn out and/or vesting contingencies; permitting transferability of Awards to eligible third parties; interpreting the Plan's provisions; and administering the Plan in a manner that is consistent with its purpose. The Committee's decision in carrying out the Plan and its interpretation and construction of any provisions of the Plan or any award granted or agreement or other instrument executed under it shall be final and binding upon all persons. No members of the Board shall be liable for any action or determination made in good faith in administering the Plan.

      c) Award Prices. All Awards denominated or made in shares of common stock shares shall use as the per Share price as the fair market value as established by the Board in good faith. In the case of an Incentive Stock Award, in accordance with Section 422 of the Internal Revenue Code (the "Code"), the fair market value (the "Fair Market Value") means the average of the high and low sales prices of the Shares on such date on the principal securities exchange on which such Shares are listed, or if such Shares are not so listed or admitted to trading, the arithmetic mean of the per Share closing bid price and closing asked price per Share on such date as quoted on the quotation system of the Nasdaq Stock Market, Inc. or such other market in which such prices are regularly quoted.

3.    SHARES SUBJECT TO THE PLAN AND ADJUSTMENTS

      a) Maximum Shares Available for Delivery. Subject to adjustments under
Section 3(c), the maximum number of Shares that may be delivered to participants and their beneficiaries under the Plan shall be 2,000,000, after giving effect to the proposed 30 for 1 reverse stock split. In addition, any Shares delivered under the Plan or any prior plan of the Company which are forfeited back to the Company because of the failure to meet an award contingency or condition shall again be available for delivery pursuant to new Awards granted under the Plan. Any Shares covered by an award (or portion of an award) granted under the Plan which is forfeited or canceled, expires or is settled in cash, including the settlement of tax withholding obligations using Shares, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Likewise, if any stock option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment for such exercise under this Plan or any prior plan of the Company, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Further, Shares issued under the Plan through the settlement, assumption or substitution of outstanding Awards or obligations to grant future Awards as a condition of the Company acquiring another entity shall not reduce the maximum number of Shares available for delivery under the Plan. In addition, shares available for delivery in settlement of Awards under the Plan may be increased by the Board by the number of shares purchased or acquired by the Company using amounts equivalent to the cash proceeds received by the company from the exercise of stock options, granted under any plan of the Company.

      b) Payment Shares. Subject to the overall limitation on the number of Shares that may be delivered under the Plan, the Committee may, in addition to granting awards under Section 4, use available Shares as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of the Company, including those of any entity acquired by the Company.

      c) Adjustments for Corporate Transactions.

            (i) The Committee may determine that a corporate transaction has affected the price per Share such that an adjustment or adjustments to outstanding Awards are required to preserve (or prevent enlargement of) the benefits or potential benefits intended at time of grant. For this purpose a corporate transaction will include, but is not limited to, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, or other similar occurrence. In the event of such a corporate transaction, the Committee shall, in such manner as the Committee deems equitable, adjust (i) the number and kind of shares which may be delivered under the Plan pursuant to
Section 3(a) and 3(b); (ii) the number and kind of shares subject to outstanding Awards; and (iii) the exercise price of outstanding stock options and stock appreciation rights

            (ii) In the event that the Company is not the surviving company of a merger, consolidation or amalgamation with another company, or in the event of a liquidation or reorganization of the Company, and in the absence of the surviving corporation's assumption of outstanding Awards made under the Plan, the Committee may provide for appropriate adjustments and/or settlements of such grants either at the time of grant or at a subsequent date. The Committee may also provide for adjustments and/or settlements of outstanding Awards as it deems appropriate and consistent with the Plan's purpose in the event of any other change-in-control of the Company.

4.    ELIGIBILITY

      a) Eligible Persons. All employees of the Company and its subsidiaries ("Employees"), including Employees who are officers or members of the Board, and members of the Board who are not Employees ("Non-Employee Directors") shall be eligible to participate in the Plan. Consultants and advisors who perform services for the Company or any of its subsidiaries ("Key Advisors") shall be eligible to participate in the Plan if the Key Advisors render bona fide services to the Company or its subsidiaries, the services are not in connection with the offer and sale of securities in a capital-raising transaction, and the Key Advisors do not directly or indirectly promote or maintain a market for the Company's securities.

      b) Selection of Eligible Individuals. The Committee shall select the Employees, Non-Employee Directors and Key Advisors (collectively referred to as "Eligible Individuals") to receive grants and shall determine the number of shares of Company Stock subject to a particular grant in such manner as the Committee determines. Incentive Stock Awards (as defined in Section 5(b)(i)) may not be granted to Non-Employee Directors.

5.    TYPES OF AWARDS

      a) General. An award may be granted singularly, in combination with another award(s) or in tandem whereby exercise or vesting of one award held by a participant cancels another award held by the participant. Subject to the limitations of Section 2(c), an award may be granted as an alternative to or replacement of an existing award under the Plan or under any other compensation plans or arrangements of the Company, including the plan of any entity acquired by the Company. The types of Awards that may be granted under the Plan include:

            A) Stock Option. A stock option represents a right to purchase a specified number of Shares during a specified period at a price per Share. A stock option may be in the form of an incentive stock option or in another form that may or may not qualify for favorable federal income tax treatment. The Shares covered by a stock option may be purchased by means of a cash payment or such other means as the Committee may from time-to-time permit, including (i) tendering (either actually or by attestation) Shares valued using the market price at the time of exercise, (ii) authorizing a third party to sells Shares (or a sufficient portion thereof) acquired upon exercise of a stock option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise; (iii) by converting Shares subject to options granted hereunder having a value equal to the exercise price of the Options being exercised on such terms and conditions as the Committee determines; or
(iv) any combination of the above.

            B) Stock Appreciation Right. A stock appreciation right is a right to receive a payment in cash, Shares or a combination, equal to the excess of the aggregate market price at time of exercise of a specified number of Shares over the aggregate exercise price of the stock appreciation right being exercised. The longest term a stock appreciation right may be outstanding shall be ten years. Such exercise price shall be based on one hundred percent (100%) of the per Share amount stipulated by Section 2(c).

            C) Stock Award. A stock award is a grant of Shares or of a right to receive Shares (or their cash equivalent or a combination of both) in the future. Except in cases of certain terminations of employment or an extraordinary event, each stock award shall be earned and vest over at least three years and shall be governed by such conditions, restrictions and contingencies as the Committee shall determine. These may include continuous service and/or the achievement of performance goals. The performance goals that may be used by the Committee for such Awards shall consist of: operating profits (including EBITDA), net profits, earnings per Share, profit returns and margins, revenues, shareholder return and/or value, stock price and working capital. Performance goals may be measured solely on a corporate, subsidiary or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measure of the selected performance criteria. Profit, earnings and revenues used for any performance goal measurement shall exclude: gains or looses on operating asset sales or dispositions; asset write-downs; litigation or claim judgments or settlements; effect of changes in tax law or rate on deferred tax liabilities; accruals for reorganization and restructuring programs; uninsured catastrophic property losses; the cumulative effect of changes in accounting principles; and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management's discussion and analysis of financial performance appearing in the Company's annual report to shareholders for the applicable year.

            D) Cash Award. A cash award is a right denominated in cash or cash units to receive a cash payment, based on the attainment of pre-established performance goals and, subject to a vesting period and such other conditions, restrictions, and contingencies as the Committee shall determine.

      b) Purchase Price. The purchase price or the manner in which the purchase price is to be determined for Shares under each Award shall be determined by the Committee and set forth in the Agreement; provided, however, that

            (i) the purchase price per Share under each Incentive Stock Award (defined herein as an Award satisfying the requirements of Section 422 of the Code and designated by the Committee as an Incentive Stock Award) shall not be less than 100% of the Fair Market Value of a Share on the date the Incentive Stock Award is granted (110% in the case of an Incentive Stock Award granted to a Ten-Percent Stockholder) and

            (ii) the purchase price per Share under each Nonqualified Stock Award may be less than the Fair Market Value of a Share on the date the Nonqualified Stock Award is granted, at the discretion of the Committee, subject to the provisions of the Code and the federal securities laws.

      c) Maximum Duration. Awards granted hereunder shall be for such term as the Committee shall determine, provided that an Incentive Stock Award granted hereunder shall not be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an Incentive Stock Award granted to a Ten-Percent Stockholder), and a Nonqualified Stock Award shall not be exercisable after the expiration of ten (10) years from the date it is granted. The Committee may, subsequent to the granting of any Award, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence.

6.    AWARD SETTLEMENTS AND PAYMENTS

      a) Dividends and Dividend Equivalents. An award may contain the right to receive dividends or dividend equivalent payments that may be paid either currently or credited to a participant's account. Any such crediting of dividends or dividend equivalents or reinvestment in Shares may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Share equivalents.

      b) Payments. Awards may be settled through cash payments, the delivery of Shares, the delivery of Awards in accordance with cashless exercise provisions, the granting of Awards or combination thereof as the Committee shall determine. Any award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies as the Committee shall determine. The Committee may permit or require the deferral of any award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, or dividend equivalents, including converting such credits into deferred Share equivalents.

7.    PERFORMANCE SHARES

The Committee is authorized to grant Performance Shares to Eligible Individuals on the following terms and conditions:

      a) Performance Period. The Committee shall determine a performance period (the "Performance Period") of one or more years and shall determine the performance objectives for grants of Shares ("Performance Shares"). Performance objectives may vary from Eligible Individual to Eligible Individual and shall be based upon such performance criteria as the Committee may deem appropriate. Performance periods may overlap and Eligible Individuals may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.

      b) Award Value. At the beginning of a Performance period, the Committee shall determine for each Eligible Individual or group of Eligible Individuals with respect to that Performance Period the range of number of Shares, if any, in the case of Performance Shares which may be fixed or may vary in accordance with such performance or other criteria specified by the Committee, which shall be paid to an Eligible Individual as an Award if the relevant measure of Company performance for the Performance Period is met.

      c) Significant Events. If during the course of a Performance Period there shall occur significant events as determined by the Committee which the Committee expects to have a substantial effect on a performance objective during such period, the Committee may revise such objectives; provided, however, that, if an Award Agreement so provides, the Committee shall not have any discretion to increase the amount of compensation payable under the Award to the extent such an increase would cause the Award to lose its qualification as performance-based compensation for purposes of Section 162m(4)(C) of the Code and the regulations thereunder.

      d) Forfeiture. Except as otherwise determined by the Committee, at the date of grant or thereafter, upon termination of employment during the applicable Performance Period, Performance Shares for which the Performance Period was prescribed shall be forfeited; provided, however, that the Committee may provide, by rule or regulation or in any Award Agreement, or may determine in an individual case, that restrictions or forfeiture conditions relating to Performance Shares will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Performance Shares.

      e) Payment. Each Performance Share may be paid in whole Shares, or cash, or a combination of Shares and cash either as a lump sum payment or in installments, all as the Committee shall determine, at the time of grant of the Performance Share or otherwise, commencing as soon as practicable after the end of the relevant Performance Period.

8.    TERMS AND CONDITIONS APPLICABLE TO ALL AWARDS

      a) Duration. Each Award shall terminate on the date which is the tenth anniversary of the grant date, unless terminated earlier as follows:

            (i) If the employment or services of an Eligible Individual terminates for any reason other than disability (as defined by the Committee), death or cause, the Eligible Individual may, for a period of three (3) months after such termination, exercise his or her Award to the extent, and only to the extent, such Award or portion thereof was vested and exercisable as of the date of the Eligible Individual's employment or service terminated, after which time the Award shall automatically terminate in full.

            (ii) If an Eligible Individual's employment or service terminates by reason of the Eligible Individual's disability, the Eligible Individual may exercise his or her Award for up to twelve (12) months after the date of termination to the extent, and only to the extent, such Award or portion thereof was vested and exercisable as of the date the Eligible Individual's employment or service terminated, after which time the Award shall automatically terminate in full.

            (iii) If an Eligible Individual's employment or service terminates for Cause, the Award granted to the Eligible Individual hereunder shall immediately terminate in full and no rights thereunder may be exercised.

            (iv) If an Eligible Individual dies while employed or in the service of the Company or an Affiliate or within the three (3) month or twelve (12) month period described in clause (i) or (ii), respectively, of this Section 8 the Award granted to the Eligible Individual may be exercised at any time within twelve (12) months after the Eligible Individual's death by the person or persons to whom such rights under the Award shall pass by will, or by the laws of descent and distribution, after which time the Award shall terminate in full; provided, however, that an Award may be exercised to the extent, and only to the extent, such Award or portion thereof was exercisable on the date of death or earlier termination of the Eligible Individual's services as a Director, employee, consultant or otherwise.

            (v) Upon retirement of an Eligible Individual, Stock Award privileges shall apply to those Shares immediately exercisable at the date of retirement. The Committee, however, in its discretion, may provide that any Stock Awards outstanding but not yet exercisable may be exercised in accordance with a schedule to be determined by the Committee. Stock Award privileges shall expire unless exercised within such period of time as may be established by the Committee, but in no event later than the expiration date of the Stock Award.

            Notwithstanding clauses (ii) through (v) above, the agreement evidencing the grant of an Incentive Stock Award or clauses (i) through (v) with respect to Nonqualified Stock Awards ("Award Agreement") may, in the Committee's sole and absolute discretion, set forth additional or different terms and conditions applicable to Awards upon a termination or change in status of the employment or service of an Eligible Individual. Such terms and conditions may be determined at the time the employee Award is granted or thereafter.

      b) Non-transferability. No Award (except for vested Shares) granted hereunder shall be transferable by the Eligible Individual to whom granted except by will or the laws of descent and distribution, and an Award may be exercised during the lifetime of such Eligible Individual only by the Eligible Individual or his or her guardian or legal representative. The terms of such Award shall be final, binding and conclusive upon the beneficiaries, executors, administrators, heirs and successors of the Eligible Individual.

      c) Method of Exercise. The exercise of an Award shall be made only by a written notice delivered in person or by mail to the Secretary or Chief Financial Officer of the Company at the Company's principal executive office, specifying the number of Shares to be purchased and accompanied by payment therefor and otherwise in accordance with the Award Agreement pursuant to which the Award was granted. The purchase price for any Shares purchased pursuant to the exercise of an Award shall be paid in accordance with Section 8(e). The Eligible Individual shall deliver the Award Agreement evidencing the Award to the Secretary or Chief Financial Officer of the Company who shall endorse thereon a notation of such exercise and return such Agreement to the Eligible Individual. No fractional Shares (or cash in lieu thereof) shall be issued upon exercise of an Award and the number of Shares that may be purchased upon exercise shall be rounded to the nearest number of whole Shares.

      d) Rights of Eligible Individuals. No Eligible Individual shall be deemed for any purpose to be the owner of any Shares subject to any Award unless and until (I) the Award shall have been exercised pursuant to the terms thereof,
(ii) the Company shall have issued and delivered the Shares to the Eligible Individual and (iii) the Eligible Individual's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the Eligible Individual shall have full voting, dividend and other ownership rights with respect to such Shares, subject to such terms and conditions as may be set forth in the applicable agreement evidencing such Award.

      e) Effect of Change in Control. In the event of a Change in Control, (as defined in Section 8(e), then the amount of shares that will vest in an Eligible Person or Eligible Individual shall be determined by the Committee. In the event an Eligible Person's or Eligible Individual's employment or service with the Company is terminated by the Company following a Change in Control, each Award held by the Eligible Person or Eligible Individual that was exercisable as of the date of termination of Eligible Person's or Eligible Individual's employment or service shall remain exercisable for a period ending not before the earlier of the first anniversary of the termination of the Eligible Person's or Eligible Individual's employment or service or the expiration of the stated term of the Award.

      For the purposes of the Agreement, "Change of Control" shall mean the occurrence of any of the following: (i) any "person" as defined in Sections 13(d) and 14(d) of the Exchange Act other than the persons or the group of persons in control of the Company on the date hereof is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Corporation's then outstanding securities; (ii) within any period of two consecutive years) not including any period prior to the effective date of this Plan) there shall cease to be a majority of the Board comprised as follows: individuals who at the beginning of such period constitute the Board any new director(s) whose election was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved; (iii) the shareholders of the Company approve a merger of, or consolidation involving, the Company in which (A) the Company's Common Stock, with no par value per share (such stock, or any other securities of the Company into which such stock shall have been converted through a reincorporation, recapitalization or similar transaction hereinafter called "Common Stock of the Company"), is converted into shares or securities of another corporation or into cash or other property, or (B) the Common Stock of the Company is not converted as described in Clause (A), but in which more than fifty percent (50%) of the Common Stock of the surviving corporation in the merger is owned by shareholders other than those who owned such amount prior to the merger; in each case, other than a transaction solely for the purpose of reincorporating the Company in another jurisdiction or recapitalizing the Common Stock of the Company; or (iv) the shareholders of the Company approve a plan or complete liquidation of the Company, or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, either of which is followed by a distribution of all or substantially all of the proceeds to the shareholders.

      f) Limits on Incentive Stock Awards. Except as may otherwise be permitted by the Code, the Committee shall not grant to an Eligible Individual Incentive Stock Awards, that, in the aggregate, are first exercisable during any one calendar year to the extent that the aggregate fair market value of the Common Stock, at the time the Incentive Stock Awards are granted, exceeds $100,000.

      g) Form of Payment Under Awards. Subject to the terms of the Plan and any applicable Award Agreement, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Shares, or other property, and may be made in a single payment or transfer, in installments, or on a deferred basis. The Committee may make rules relating to installment or deferred payments with respect to Awards, including the rate of interest to be credited with respect to such payments.

9.    PLAN AMENDMENT AND TERMINATION

      a) Amendments. The Board may amend this Plan as it deems necessary and appropriate to better achieve the Plan's purpose provided, however, that: (I)the Share and other Award limitations set forth in Sections 3(a) and 3(b) cannot be increased and (ii) the minimum stock option and stock appreciation right exercise prices set forth in Sections 2(C) and 5(b) and (c) cannot be changed unless such a plan amendment is properly approved by the Company's stockholders.

      b) Plan Suspension and Termination. The Board may suspend or terminate this Plan at any time. Any such suspension or termination shall not of itself impair any outstanding award granted under the Plan or the applicable participant's rights regarding such award.

10.   MISCELLANEOUS

      a) No Individual Rights. No person shall have any claim or right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any employee or other person any right to continue to be employed by or to perform services for the Company, any subsidiary or related entity. The right to terminate the employment of or performance of services by any Plan participant at any time and for any reason is specifically reserved tithe employing entity.

      b) Unfunded Plan. The Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Company and any participant or beneficiary of a participant. To the extent any person holds any obligation of the Company by virtue of an award granted under the Plan, such obligation shall merely constitute a general unsecured liability of the Company and accordingly shall not confer upon such person any right, title or interest in any assets of the Company.

      c) Other Benefit and Compensation Programs. Unless otherwise specifically determined by the Committee, settlements of Awards received by participants under the Plan shall not be deemed a part of a participant's regular, recurring compensation for purposes of calculating payments or benefits from any Company benefit plan or severance program. Further, the Company may adopt other compensation programs, plans or arrangements as it deems appropriate.

      d) No Fractional Shares. No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled.

      e) Governing Law. The validity, construction and effect of the Plan and any Award, agreement or other instrument issued under it shall be determined in accordance with the laws of the state of Florida without reference to principles of conflict of law.